Exhibit 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of APx Acquisition Corp. I (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Kyle Bransfield, the Chief Executive Officer of APx Acquisition Corp. I, certify that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of APx Acquisition Corp. I.

Date: February 28, 2024

/s/ Kyle Bransfield
Name: Kyle Bransfield
Title: Chief Executive Officer